Exhibit 1.1

MONROE CAPITAL CORPORATION

$130,000,000

4.75% Notes due 2026

UNDERWRITING AGREEMENT

January 15, 2021

Raymond James & Associates, Inc.
As representative of the several underwriters named in Exhibit A

c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

Ladies and Gentlemen:

Monroe Capital Corporation, a Maryland corporation (the “Company”), Monroe Capital BDC Advisors, LLC, a Delaware limited liability company (the “Adviser”) registered as an investment adviser under the Investment Advisers Act of 1940, as amended (collectively with the rules and regulations of the Commission (as defined below) promulgated thereunder, the “Advisers Act”), and Monroe Capital Management Advisors, LLC, a Delaware limited liability company (the “Administrator”), each confirms with Raymond James & Associates, Inc. and each of the other underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as provided in Section 8 hereof), for whom Raymond James & Associates, Inc. is acting as the representative (in such capacity, the “Representative”) with respect to the issuance and sale by the Company of $130,000,000 aggregate principal amount of the Company’s 4.75% notes due 2026 (the “Securities”), and the purchase by the Underwriters, acting severally and not jointly, of the aggregate principal amount of Securities set forth opposite their respective names in Exhibit A hereto. In the event that only one Underwriter is listed in Exhibit A hereto, any references to the “Underwriters” shall be deemed to refer to the sole Underwriter in the singular form listed in such Exhibit A to this Agreement.

The Company has entered into (i) an Amended and Restated Investment Advisory and Management Agreement, dated as of November 4, 2019 (the “Investment Advisory Agreement”), with the Adviser and (ii) an Administration Agreement, dated as of October 22, 2012 (the “Administration Agreement”), with the Administrator. The Adviser has entered into a Staffing Agreement, dated as of October 22, 2012 (the “Staffing Agreement”), with the Administrator.

The Company owns (i) 100% of the limited partnership interests in Monroe Capital Corporation SBIC, LP (the “SBIC Fund”); and (ii) 100% of the equity interests of MRCC SBIC GP, LLC (the “SBIC GP”). The SBIC GP, together with the Company, the Adviser, the Administrator and the SBIC Fund are referred to in this Agreement as the “Monroe Entities.”

The Company has filed, pursuant to the Securities Act of 1933, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “1933 Act”), with the U.S. Securities and Exchange Commission (the “Commission”) a universal shelf registration statement on Form N-2 (File No. 333-237740), which registers the offer and sale of certain securities to be issued from time to time by the Company, including the Securities. The registration statement as amended as of its most recent effective date, including the exhibits and schedules thereto, all documents incorporated or deemed to be incorporated in the registration statement by reference, any information contained in a prospectus supplement relating to the Securities subsequently filed with the Commission pursuant to Rule 424 under the 1933 Act (“Rule 424”) and deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430B under the 1933 Act (“Rule 430B”), any registration statement filed pursuant to Rule 462(b) under the 1933 Act (“Rule 462(b)”), and any post-effective amendment thereto, is hereinafter referred to as the “Registration Statement.”

The base prospectus included in the Registration Statement as of its most recent effective date, including documents incorporated or deemed to be incorporated therein by reference, is hereinafter referred to as the “Base Prospectus.” The preliminary prospectus supplement, dated January 15, 2021, relating to the Securities that was used prior to the execution and delivery of this Agreement and filed pursuant to Rule 424, including documents incorporated or deemed to be incorporated therein by reference, is herein called the “Preliminary Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement are referred to collectively as the “Preliminary Prospectus.” The Company will file with the Commission, in accordance with Rule 424, a final prospectus supplement, including documents incorporated or deemed to be incorporated therein by reference (the “Final Prospectus Supplement”), supplementing the Base Prospectus in connection with the offer and sale of the Securities. The Base Prospectus and Final Prospectus Supplement are hereinafter referred to collectively as the “Prospectus.” Any reference herein to the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Preliminary Prospectus, the Final Prospectus Supplement or the Prospectus shall be deemed to refer to and include any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424 and prior to the termination of the offering of the Securities by the Underwriters. All references in this Agreement to financial statements and schedules and other information which is “included” or “stated” in the Registration Statement, the Preliminary Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed to be a part of or included in (whether under the Small Business Credit Availability Act (the “SBCAA”) or otherwise) the Registration Statement, the Preliminary Prospectus, or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, or the Prospectus, including those made pursuant to Rule 424 or such other rule under the 1933 Act as may be applicable to the Company, shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act (as defined below) which is or is deemed to be incorporated by reference in or otherwise deemed under the SBCAA or the rules of the Commission promulgated thereunder or otherwise to be a part of or included in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, as of any specified date.

The Securities will be issued under an indenture, dated as of September 12, 2018 (the “Base Indenture”), as supplemented by a second supplemental indenture (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), to be dated on or about January 25, 2021, between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Securities will be issued to Cede & Co. (or such other name as may be requested by an authorized representative of The Depository Trust Company (“DTC”)) as nominee of DTC pursuant to a blanket letter of representations (the “DTC Agreement”) between the Company and DTC. The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

All references in this Agreement to the Registration Statement, the Prospectus or any amendments or supplements to any of the foregoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereby agree as follows:

1.            Representations and Warranties by the Monroe Entities. The Company, the Adviser and the Administrator, jointly and severally, represent and warrant to and agree with the Underwriters as of the date of this Agreement, as of the Applicable Time and as of the Closing Date (as such terms are defined in Sections 1(a) and 3(b), respectively, hereof), as follows:

(a)            A registration statement on Form N-2 (File No. 333-237740) with respect to the Securities has been prepared by the Company in conformity with the requirements of the 1933 Act, has been filed with the Commission and was declared effective on June 24, 2020 and remains effective. The Company meets the requirements of, and complies with, the conditions for the use of Form N-2 under the 1933 Act.

Copies of the Registration Statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the 1933 Act) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to the Representative. As of the Applicable Time, the Base Prospectus and the Preliminary Prospectus Supplement and the information included in Exhibit B hereto, all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package or the Registration Statement in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 7(a) herein. At the time of any filing with the Commission pursuant to Rule 424(b) (solely in the case of the Prospectus and any amendment or supplement thereto) and the Closing Date, the General Disclosure Package and the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement, the General Disclosure Package or the Prospectus in reliance upon, and in conformity with, written information furnished by or on behalf of any Underwriters through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 7(a) herein. As used in this subsection and elsewhere in this Agreement, the term “Applicable Time” means 2:15 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representative.

The Commission has not issued an order preventing or suspending the use of the Base Prospectus, the Preliminary Prospectus Supplement or the Prospectus relating to the proposed offering of the Securities, and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement and Preliminary Prospectus each contains, and the Prospectus and any amendments or supplements thereto contain and will contain, all statements which are required to be stated therein by, and conform and will conform to the requirements of, the 1933 Act. At the respective times the Registration Statement and any post-effective amendments thereto became effective and as of the Applicable Time and the Closing Date, the Registration Statement did not, and will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement and the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriters through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 7(a) herein.

(b)            The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the 1933 Act (“Rule 405”)) that constitutes an offer to sell or solicitation of an offer to buy the Securities, without the prior consent of the Representative, and which the parties agree, for the purposes of this Agreement, includes (i) any “advertisement” as defined in Rule 482 under the 1933 Act; (ii) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act; (iii) any Written Testing-the-Waters Communication (as defined below); and (iv) any Sales Material (as defined below). Any Written Testing-the-Waters Communication and Sales Material authorized in writing by or prepared by the Company to be used in connection with the public offering of the Securities and approved for use by the Representative is listed on Schedule A hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

(c)            The documents (other than exhibits) incorporated by reference in each of the Registration Statement, the Preliminary Prospectus, and the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “Exchange Act”), and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents (other than exhibits) so filed and incorporated by reference in the Registration Statement, the Preliminary Prospectus Supplement, and the Prospectus, when such documents are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)            The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own or lease its properties and conduct its business as currently carried on and described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture, the Securities, the DTC Agreement and the Material Agreements (as defined below), except where the failure of the Company to be so qualified or in good standing or have such power or authority would not result in a Company Material Adverse Effect (defined below). The Company’s only subsidiaries that are consolidated with the Company for financial reporting purposes under generally accepted principles of accounting in the United States (“GAAP”), other than tax blocker corporations that hold equity interests in one or more Portfolio Companies (as defined below), are those listed on Schedule B hereto (each, a “Subsidiary” and collectively, the “Subsidiaries”). Each of the Subsidiaries has been duly organized and is validly existing as a limited liability company, limited partnership or corporation, as applicable, in good standing under the laws of its jurisdiction of organization, with all requisite power and authority to own or lease its properties and conduct its business as currently carried on and described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the Subsidiaries’ failure to be so qualified would not (i) have, individually or in the aggregate, a material adverse change in the earnings, business, properties, assets, rights, operations, condition (financial or otherwise), net asset value or prospects whether or not arising from transactions in the ordinary course of business of a Monroe Entity, or (ii) prevent the consummation of the transactions contemplated hereby and under the Indenture and/or the Securities (the occurrence of any such change or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Company Material Adverse Effect”). Each of the Company and each of the Subsidiaries is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except for such jurisdictions where failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Company Material Adverse Effect. All of the issued and outstanding shares of capital stock or limited liability company interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are wholly owned by the Company, directly or indirectly, free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or other entity other than (a) 100% of the limited partnership interests or equity interests in each of the Subsidiaries, (b) a non-controlling interest in MRCC Senior Loan Fund I, LLC, (c) a non-controlling interest in MCC Holdco Equity Manager I, LLC, (d) those corporations or other entities accounted for as portfolio investments in accordance with the Commission’s rules and regulations (each a “Portfolio Company” and collectively, the “Portfolio Companies”), and (e) 100% of the equity interests in tax blocker corporations that hold equity interests in one or more Portfolio Companies. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, as of the respective dates set forth therein, none of the Monroe Entities controls (as such term is defined in Section 2(a)(9) of the Investment Company Act of 1940, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “1940 Act”)) any of the Portfolio Companies.

(e)            The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus and the General Disclosure Package as of the date thereof under the caption “Capitalization.” The outstanding shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of Common Stock was issued in violation of the preemptive or other similar rights of any security holder of the Company, nor does any person or entity have any preemptive right of first refusal or other right to acquire any of the Securities covered by this Agreement. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any class of securities of the Company. No shares of preferred stock of the Company have been designated, offered, sold or issued and no shares of preferred stock are currently outstanding.

(f)             The information set forth under the captions “Description of Our Debt Securities” and “Description of the Notes” in the Registration Statement, the General Disclosure Package and the Prospectus, insofar as such statements purport to summarize certain provisions of the 1940 Act, Maryland law, the Indenture and the Securities, fairly and accurately summarize such provisions in all material respects. The Indenture and the Securities materially conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of certificate for the Securities conform to the requirements of the Indenture and any requirements of the Company’s charter or bylaws. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement or as would not reasonably be expected to result in a Company Material Adverse Effect, none of the Monroe Entities have: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; or (ii) with respect to the Company, declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(g)            The Company and the SBIC Fund, as applicable, have duly authorized, executed and delivered and currently are a party to or payee with respect to the promissory notes and other agreements evidencing their respective investments in the Portfolio Companies (each, a “Portfolio Company Agreement”). Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to the Company’s knowledge, each Portfolio Company is current with all its obligations under the applicable Portfolio Company Agreements and no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, except to the extent that any such failure to be current in its obligations and any such default would not reasonably be expected to result in a Company Material Adverse Effect.

(h)            Each of this Agreement, the Investment Advisory Agreement and the Administration Agreement is a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought.

(i)             The Base Indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought.

(j)             The Second Supplemental Indenture has been duly authorized, and at the Closing Date, will be duly executed and delivered by the Company and, when duly authorized, executed and delivered by the Trustee, will constitute a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought.

(k)            The Securities have been duly authorized by the Company for sale to the Underwriters pursuant to this Agreement and, when executed and delivered by the Company and authenticated by the Trustee pursuant to the provisions of the Indenture relating thereto, against payment of the consideration set forth in this Agreement, will constitute legal, valid and binding agreements of the Company enforceable in accordance with their terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought.

(l)             The DTC Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought.

(m)           The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

(n)            The Company has not, directly or indirectly, distributed and will not distribute, without the prior written consent of the Representative, any offering material in connection with the offering and sale of the Securities other than (i) the Registration Statement, (ii) the General Disclosure Package, (iii) the Prospectus, and (iv) the Written Testing-the-Waters Communication and Sales Material listed on Schedule A hereto.

(o)            The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly in all material respects the consolidated financial position and the results of operations and cash flows of the Company and the Subsidiaries, as of the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with GAAP, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the 1933 Act) comply with Regulation G under the Exchange Act, and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of the Financial Accounting Standards Board’s Accounting Standards Codification Topic 810), which are not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the Prospectus that are not included as required.

(p)            Reserved.

(q)            RSM US LLP, who has audited and certified certain of the financial statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, and whose reports with respect to the financial statements of the Company and its Subsidiaries are incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the 1933 Act, the Exchange Act and the Public Company Accounting Oversight Board (United States).

(r)             The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act). The Company’s internal control over financial reporting is effective and, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries is aware of (i) any material weakness in its internal control over financial reporting or (ii) any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(s)            Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the Nasdaq Global Select Market (“Nasdaq”) thereunder (collectively, the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company or to the knowledge of the Company, its respective officers and directors (in such capacity), to comply with any applicable provision of the Sarbanes-Oxley Act that would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

(t)             There is no action, suit, claim or proceeding pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise, which if determined adversely to the Company or any of the Subsidiaries would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(u)            The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind, except those reflected in such financial statements or described in the Registration Statement, the General Disclosure Package and the Prospectus or which are not material in amount. The Monroe Entities own or lease or have access to all properties and assets as are necessary to the conduct of their respective operations as presently conducted. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Subsidiaries are not party to any leases, except for such leases entered into after the effective date of the Prospectus and such leases that would not be reasonably likely to result in a Company Material Adverse Effect.

(v)            Each of the Monroe Entities has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in the Registration Statement, Prospectus and the General Disclosure Package in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Monroe Entities has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against any of the Monroe Entities that could reasonably be expected to result in a Company Material Adverse Effect.

(w)           Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been (i) any material adverse change or any development that is reasonably likely, either individually or in the aggregate, to involve a prospective material adverse change in the earnings, business, management, properties, assets, rights, operations, or condition (financial or otherwise) of the Company or any of the Subsidiaries, whether or not occurring in the ordinary course of business; or (ii) any material transaction entered into, or any material transaction that is probable of being entered into, by the Company or any of the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as amended or supplemented.

(x)            Neither the Company nor any of the Subsidiaries is or, with the giving of notice or lapse of time or both, will be as of the Applicable Time and/or the Closing Date: (i) in violation of its charter or certificate or articles of incorporation (as amended, restated and supplemented), bylaws, certificate of formation, limited liability company agreement, certificate of limited partnership, partnership agreement or other organizational documents, (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iii) in violation of any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or such Subsidiary or any of its properties as applicable, except, solely with respect to clauses (ii) and (iii), to the extent which violation or default would not have a Company Material Adverse Effect. The execution, delivery and performance of this Agreement, the Indenture, the Securities, the DTC Agreement and the consummation of the transactions contemplated hereby and thereby (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Preliminary Prospectus and the Prospectus under the caption “Use of Proceeds”) and the fulfillment of the terms hereof and thereof will not conflict with or result in a breach of (x) any of the terms or provisions of, or constitute a breach of or default or Repayment Event (as defined below) under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, including with respect to the Second Amended and Restated Senior Secured Revolving Credit Agreement among the Company, the lenders party thereto and ING Capital LLC, as may be amended from time to time (the “Credit Facility”), or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to the terms of any such indenture, mortgage, deed of trust or other agreement or instrument, (y) the Company’s or any of its Subsidiaries’ respective charters or certificates or articles of incorporation (as amended, restated and supplemented), bylaws, certificates of formation, limited liability company agreements, certificates of limited partnership, partnership agreements or other organizational documents or (z) any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except with respect to clauses (x) and (z) for such conflicts, breaches, defaults or violations as would not, individually or in the aggregate, have a Company Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person or entity acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries, as applicable.

(y)            The execution and delivery of, and the performance by the Company, the Adviser and the Administrator of their obligations under, this Agreement have been duly and validly authorized by all necessary corporate action or limited liability company action, as applicable, on the part of the Company, the Adviser and the Administrator, and this Agreement has been duly executed and delivered by the Company, the Adviser and the Administrator.

(z)            Neither the Company, the SBIC Fund, the SBIC GP, nor, to the Company’s knowledge, the Adviser or the Administrator has sent or received notice of, or otherwise communicated or received communication with respect to, termination of any agreement filed as an exhibit to, or incorporated by reference in, the Registration Statement (each such agreement a “Material Agreement” and collectively, the “Material Agreements”), nor has any such termination been threatened by any person or entity.

(aa)          Neither the Company, the SBIC Fund nor the SBIC GP is, and after giving effect to the offering and sale of the Securities, will be a “registered management investment company” or an entity “controlled” by a “registered management investment company,” as such terms are used under the 1940 Act.

(bb)         Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution, delivery and performance by the Company of this Agreement, the Indenture, the Securities and the DTC Agreement and the consummation of the transactions contemplated hereby and thereby and by the Prospectus and the General Disclosure Package (including the use of the proceeds from the sale of the Securities as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) has been obtained or made and is in full force and effect, except (i) the Current Report on Form 8-K adding certain documents related to the offering of the Securities as exhibits to the Registration Statement and (ii) such additional steps as may be necessary to qualify the Securities for public offering by the Underwriters under state securities or Blue Sky laws.

(cc)          The Company, the Adviser, the Administrator and each of the Subsidiaries hold all licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to hold such licenses, certificates or permits would not have a Company Material Adverse Effect, and none of the Monroe Entities has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Company Material Adverse Effect; the Company, the Adviser, the Administrator and the Subsidiaries each own or possess rights to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on their businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus in all material respects, except where the failure to own, license or have such right would not reasonably be expected to have a Company Material Adverse Effect; none of the Company, the Adviser, the Administrator or any of the Subsidiaries has infringed, and none of the Company, the Adviser, the Administrator or the Subsidiaries has received notice of conflict with, any Intellectual Property of any other person or entity. None of the technology employed by the Company, any of its Subsidiaries, the Adviser or the Administrator has been obtained or is being used by the Company, its Subsidiaries, the Adviser or the Administrator in violation of any contractual obligation binding on the Company, its Subsidiaries, the Adviser, the Administrator or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons; none of the Company, the Adviser or the Administrator has received any written or oral communications alleging that the Company or any of its Subsidiaries has violated, infringed or conflicted with, or, by conducting its business as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity, except for such violations, infringements or conflicts that would not have a Company Material Adverse Effect. Except as disclosed in the Registration Statement and the Prospectus and except as would not reasonably be expected, individually or in the aggregate, to result in a Company Material Adverse Effect, none of the Company, the Adviser or the Administrator knows of any infringement by others of Intellectual Property owned by or licensed to the Company, any of its Subsidiaries, the Adviser or the Administrator.

(dd)         Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

(ee)          The terms of the Investment Advisory Agreement, the Administration Agreement and the Staffing Agreement, including compensation terms, comply in all material respects with all applicable provisions of the 1940 Act and the Advisers Act, and the approvals by the Company’s board of directors and the Company’s stockholders, as applicable, of the Investment Advisory Agreement have been obtained in accordance with the requirements of Section 15 of the 1940 Act applicable to companies that have elected to be regulated as business development companies under the 1940 Act.

(ff)           Each of the Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg)         The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all material information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act.

(hh)         The statistical, industry-related and market-related data, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(ii)            The operations of the Monroe Entities are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable money laundering statutes of all jurisdictions in which the Monroe Entities conduct business, and the applicable rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency having jurisdiction over the Monroe Entities (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Monroe Entities with respect to the Money Laundering Laws is pending or, to the Company’s, the Adviser’s or the Administrator’s knowledge, threatened.

(jj)            None of the Monroe Entities, nor, any director or officer of any of the Monroe Entities, nor to the knowledge of the Company, the Adviser, or the Administrator, any agent, employee or representative of any of the Monroe Entities, or other person or entity acting on behalf of the Monroe Entities is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State and including the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is a Monroe Entity located, organized or resident in a country or territory that is the target of Sanctions, including without limitation Cuba, Iran, North Korea, the Crimean region, Sudan and Syria (each such country or territory that is a target of Sanctions, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any unlawful activities of or business with any person or entity that, at the time of such funding or facilitation, is the target of Sanctions, (ii) to fund or facilitate any unlawful activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person or entity (including any person or entity participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, none of the Monroe Entities have knowingly engaged in, or are now knowingly engaged in, and the Monroe Entities will not engage in, any dealings or transactions with any person or entity that at the time of the dealing or transaction is or was the target of Sanctions or with any Sanctioned Country.

(kk)          The Monroe Entities’ directors’ and officers’ errors and omissions insurance policy and the fidelity bond required by Rule 17g-1 under the 1940 Act for the Company and the SBIC Fund are subject to legal and valid binders and are and, at the Closing Date will be, in full force and effect; each Monroe Entity is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by any Monroe Entity under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; and no Monroe Entity has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Company Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and Prospectus.

The Monroe Entities directly or indirectly maintain insurance covering their respective properties, operations, personnel and business as the Monroe Entities deem adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Monroe Entities and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase of the Securities.

(ll)            Each of the Company, the Adviser, the Administrator and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each Subsidiary would have any liability; the Company and each Subsidiary has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended (collectively, with the regulations and published interpretations thereunder, the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected, individually or in the aggregate, to cause the loss of such qualification.

(mm)        To the Company’s, the Adviser’s and the Administrator’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders, except as disclosed in writing to the Underwriters in connection with information that may be required to be provided to FINRA, and none of the Monroe Entities has any material lending or other relationship with a bank or lending institution affiliated with any of the Underwriters, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(nn)         There are no relationships or related-party transactions involving the Company or any of the Subsidiaries or any other person or entity required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which have not been described as required.

(oo)         None of the Monroe Entities or, to the Company’s , the Adviser’s or the Administrator’s knowledge, any employee or agent of any of the Monroe Entities, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law, which violation is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus.

(pp)         As of the date hereof, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company.

(qq)         Any (i) advertising, sales literature, press releases, other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides,” “road show scripts” and “electronic road show presentations”), (ii) “free writing prospectus” as defined in Rule 405 (other than for the information set forth on Exhibit B hereto) (the materials set forth in clause (i) and clause (ii) authorized for use by the Company in connection with the public offering of the Securities, collectively, “Sales Material”) and (iii) Written Testing-the-Waters Communication authorized for use by the Company in connection with the public offering of the Securities does not and will not conflict with the information contained in the Registration Statement or the General Disclosure Package and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. Moreover, any Sales Material and any Written Testing-the-Waters Communication complies and will comply in all material respects with the applicable requirements of the 1933 Act (except that this representation and warranty does not apply to statements in or omissions from the Sales Material made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company by the Underwriters expressly for use therein).

(rr)           Subject to the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder (the “SBA Regulations”), and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and for such prohibitions that would not reasonably be expected to result in a Company Material Adverse Effect, no consolidated subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary.

(ss)          None of the Adviser, the Company, the Administrator nor any of its consolidated subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company nor any director, officer, agent, employee or affiliate of any consolidated subsidiary of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under any other applicable anti-bribery or anti-corruption laws, including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of any applicable anti-bribery or anti-corruption laws, and the Adviser, the Company, the Administrator, the Company’s consolidated subsidiaries and their respective affiliates have conducted their businesses in compliance with any applicable anti-bribery or anti-corruption laws and have instituted, maintained and enforced and will continue to maintain and enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(tt)           Each of the Monroe Entities (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, access for disabled persons, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability under any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Company Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Monroe Entities has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(uu)         The Company has elected to be regulated as a business development company under the 1940 Act and has filed with the Commission, pursuant to Section 54(a) of the 1940 Act, a duly completed and executed Form N-54A (the “Company BDC Election”); the Company has not filed with the Commission any notice of withdrawal of the Company BDC Election pursuant to Section 54(c) of the 1940 Act; the Company BDC Election remains in full force and effect and, to the Company’s actual knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefor initiated or threatened by the Commission. The operations of the Company are in compliance with the provisions of the 1940 Act applicable to business development companies, except where such non-compliance would not reasonably be expected, individually or in the aggregate, to result in a Company Material Adverse Effect. The operations of each of the Company and the SBIC Fund are in compliance in all material respects with the applicable provisions of the 1940 Act, including the provisions applicable to business development companies.

(vv)         The Company is currently organized and operates in compliance in all material respects with the requirements to be taxed as, and has duly elected to be taxed as (which election has not been revoked), a regulated investment company under Subchapter M of the Code. The Company intends to direct the investment of the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Final Prospectus Supplement under the caption “Use of Proceeds” and in such a manner as to continue to comply with the requirements of Subchapter M of the Code.

(ww)        There are no contracts or documents that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described, filed or incorporated by reference as required. All descriptions of contracts or documents described in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and complete in all material respects. Notwithstanding the foregoing, as of the date hereof, the Company has not filed this Agreement, the Second Supplemental Indenture or the opinion of Company Counsel (as defined below) with respect to the legality of the Securities as exhibits to the Registration Statement, although all such exhibits will be filed in a Current Report on Form 8-K under the Exchange Act on or before the Closing Date.

(xx)          Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus: (i) no person or entity is serving or acting as an officer, director or investment adviser of the Company or the SBIC Fund, except in accordance with the applicable provisions of the 1940 Act and the Advisers Act; and (ii) to the knowledge of the Company, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of the Underwriters.

(yy)          Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no persons or entities with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(zz)           The Common Stock conforms in all material respects to all of the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus, and such statements conform to the rights set forth in the respective instruments and agreements defining the same.

(aaa)         The Securities conform to the provisions of the Indenture and the relative rights, preferences, interests and powers of such Securities are set forth in the Indenture.

(bbb)        As of the date of this Agreement and on a pro forma basis, after giving effect to the issuance and sale of the Securities and the use of proceeds therefrom, the Company will be in compliance with the applicable asset coverage requirements set forth in Sections 18 and 61 of the 1940 Act.

(ccc)         This Agreement, the Indenture and the Securities comply in all material respects with all applicable provisions of the 1940 Act.

(ddd)        At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(eee)         Except for applicable restrictions, limitations or regulations set forth in the 1940 Act, the Code and the SBA Regulations, there are no material restrictions, limitations or regulations with respect to the ability of the Monroe Entities to invest their assets as described in the Registration Statement, the General Disclosure Package or the Prospectus.

(fff)         The SBIC Fund is licensed to operate as a Small Business Investment Company (“SBIC”) by the U.S. Small Business Administration (“SBA”). The SBIC Fund’s SBIC license is in good standing with, and has not been revoked or suspended by, the SBA and no adverse regulatory findings contained in any examinations reports prepared by the SBA regarding the SBIC Fund are outstanding or unresolved. The SBIC Fund is conducting its business in compliance in all material respects with the applicable requirements of the SBA. The method of operation of the SBIC Fund will permit it to continue to meet the requirements for qualification as an SBIC, subject to SBA approval. The SBIC Fund is eligible to sell securities guaranteed by the SBA in the amounts and on the terms described in the General Disclosure Package and the Prospectus. The SBIC Fund is not in default under the terms of any debenture which the SBIC Fund has issued to the SBA for guaranty by the SBA or any other material monetary obligation, and no event, which with the passage of time, notice or both has occurred, which would be a default or event of default thereunder.

(ggg)       Each of the Company and the SBIC Fund (i) has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) by the Company and the SBIC Fund; (ii) is conducting its business in compliance with all laws, rules, regulations, decisions, directives and orders except for such failure to comply which would not reasonably be expected to result in a Company Material Adverse Effect; and (iii) is conducting its business in compliance in all material respects with the applicable requirements of the 1940 Act.

(hhh)       The Monroe Entities’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Monroe Entities as currently conducted. The Adviser and the Administrator implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect the Monroe Entities’ material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with its business, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. The Monroe Entities are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

Any certificate signed by any officer of any of the Monroe Entities and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by such Monroe Entity (as applicable) to each Underwriter as to the matters covered thereby.

2.            Representations and Warranties of the Adviser and the Administrator. The Adviser and the Administrator, jointly and severally, represent and warrant to the Underwriters as of the date of this Agreement, as of the Applicable Time and as of the Closing Date, and agrees with the Underwriters as follows:

(a)           Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, there has been no material adverse change in the condition (financial or otherwise), earnings, assets, business affairs, operations or regulatory status of the Adviser, the Administrator or any of their subsidiaries, whether or not arising in the ordinary course of business, that would reasonably be expected, individually or in the aggregate, to result in a Company Material Adverse Effect, or would otherwise reasonably be expected, individually or in the aggregate, to prevent the Adviser or the Administrator from carrying out its obligations under the Investment Advisory Agreement or the Administrator from carrying out its obligations under the Administration Agreement (an “Adviser/Administrator Material Adverse Effect”).

(b)           The Adviser has been duly organized and is validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; the Adviser has the corporate power and authority to execute and deliver and perform its obligations under each of the Investment Advisory Agreement and the Staffing Agreement; and the Adviser and each of its subsidiaries is duly qualified to transact business as a foreign entity and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of ownership or leasing of its property or the conduct of business, except, in each case, where the failure to qualify or be in good standing would not otherwise reasonably be expected, individually or in the aggregate, to result in an Adviser/Administrator Material Adverse Effect.

(c)           The Administrator has been duly organized and is validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; the Administrator has the corporate power and authority to execute and deliver and perform its obligations under each of the Administration Agreement and the Staffing Agreement; and the Administrator and each of its subsidiaries is duly qualified to transact business as a foreign entity and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of ownership or leasing of its property or the conduct of business, except, in each case, where the failure to qualify or be in good standing would not otherwise reasonably be expected, individually or in the aggregate, to result in an Adviser/Administrator Material Adverse Effect.

(d)           The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement for other Monroe Entities as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could reasonably be expected, individually or in the aggregate, to lead to any proceeding, which might adversely affect the registration of the Adviser with the Commission.

(e)           There is no action, suit, claim or proceeding or, to the knowledge of the Adviser, the Administrator or any of their subsidiaries, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser or the Administrator, threatened, against or affecting the Adviser or the Administrator which is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (other than as disclosed therein), or which would reasonably be expected, individually or in the aggregate, to result in an Adviser/Administrator Material Adverse Effect, or which would reasonably be expected, individually or in the aggregate, to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Investment Advisory Agreement, the Administration Agreement or the Staffing Agreement; the aggregate of all pending legal or governmental proceedings to which the Adviser or the Administrator is a party or of which any of their property or assets is the subject which are not described in the Registration Statement and/or the Prospectus, including ordinary routine litigation incidental to their business, would not reasonably be expected, individually or in the aggregate, to result in an Adviser/Administrator Material Adverse Effect.

(f)            Neither the Adviser, the Administrator nor any of their subsidiaries is (i) in violation of its organizational or governing documents, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Adviser or the Administrator is a party or by which they or any of them may be bound, or to which any of the property or assets of the Adviser or the Administrator is subject (collectively, the “Agreements and Instruments”), or (iii) in violation of any law, statute, rule, regulation, judgment, order or decree except, in the case of clauses (ii) and (iii) only, for such violations or defaults that would not reasonably be expected, individually or in the aggregate, to result in an Adviser/Administrator Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement, the Administration Agreement and the Staffing Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Adviser and the Administrator with its obligations hereunder and under the Investment Advisory Agreement, the Administration Agreement and the Staffing Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser or the Administrator pursuant to the Agreements and Instruments except for such violations or defaults that would not reasonably be expected, individually or in the aggregate, to result in an Adviser/Administrator Material Adverse Effect, nor will such action result in any violation of the provisions of the limited liability company operating agreements (as amended to date) of the Adviser or the Administrator; nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser or the Administrator or any of their assets, properties or operations.

(g)           Each of this Agreement, the Investment Advisory Agreement, the Administration Agreement and the Staffing Agreement is a valid and binding obligation of each of the Adviser and the Administrator, enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought.

(h)           No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Adviser or the Administrator of their obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement (including the use of the proceeds from the sale of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”), except such as have been already obtained under the 1933 Act and the 1940 Act or will be obtained by the Closing Date.

(i)            The descriptions of the Adviser, the Administrator and their businesses contained in the Registration Statement, the General Disclosure Package, the Prospectus, and any Written Testing-the-Waters Communication and Sales Material do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(j)            Each of the Adviser and the Administrator possesses such licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it (“Governmental Licenses”), except where the failure so to possess would not reasonably be expected to, individually or in the aggregate, result in an Adviser/Administrator Material Adverse Effect; each of the Adviser and the Administrator is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in an Adviser/Administrator Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in an Adviser/Administrator Material Adverse Effect; and the Adviser and the Administrator have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected, individually or in the aggregate, to result in an Adviser/Administrator Material Adverse Effect.

(k)           Neither the Adviser nor the Administrator, nor to the Adviser’s or the Administrator’s knowledge, any of their affiliates, has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

(l)            Each of the Adviser and the Administrator maintains data processing, communications and other technology systems sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Adviser and the Administrator have adopted policies and procedures reasonably designed to prevent data breaches and other breaches of applicable privacy laws.

(m)          The Adviser (i) has adopted and implemented written policies and procedures pursuant to Rule 206(4)-7 under the Advisers Act reasonably designed to prevent violations of the Advisers Act by the Adviser; (ii) is conducting its business in compliance with all laws, rules, regulations, decisions, directives and orders except for such failure to comply which would not reasonably be expected to result in an Adviser/Administrator Material Adverse Effect; and (iii) is conducting its business in compliance in all material respects with the applicable requirements of the Advisers Act.

(n)           The Adviser or the Administrator are not aware that (i) any executive, key employee or significant group of employees of any of the Monroe Entities, as applicable, plans to terminate employment with the respective Monroe Entity, or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Monroe Entities except where such termination or violation would not reasonably be expected to have an Adviser/Administrator Material Adverse Effect.

3.            Purchase, Sale and Delivery of the Securities.

(a)           On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company hereby agrees to sell to the Underwriters, severally and not jointly, the respective aggregate principal amount of Securities set forth opposite the name of the Underwriter in Exhibit A hereto, and each Underwriter, severally and not jointly, agrees to purchase the aggregate principal amount of Securities set forth opposite the name of such Underwriter on Exhibit A hereto, plus any additional aggregate principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional Securities, in each case at a purchase price of 97.442% of the aggregate principal amount (the “Purchase Price”).

(b)           Payment of the Purchase Price for, and delivery of any certificates for, the Securities shall be made at the offices of Dechert LLP at 1900 K Street NW, Washington, D.C. 20006 or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 a.m. (New York City time) on January 25, 2021 (unless postponed in accordance with the provisions of Section 8), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Date”).

Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company against delivery to the Representative through the facilities of DTC for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its accounts, to accept delivery of, receipt for, and make payment of the Purchase Price for, the Securities, which it has agreed to purchase. The Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the Purchase Price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c)           The Securities shall be electronically transferred at the Closing Date, in such denominations and registered in such names as the Underwriters may request in writing at least two (2) full business days before the Closing Date. The Securities purchased hereunder shall be delivered at the Closing Date through the facilities of the DTC or another mutually agreeable facility, against payment of the Purchase Price therefore in immediately available funds to the order of the Company.

4.            Expenses.

(a)           The Company will pay all expenses incident to the performance of its obligations under this Agreement, including relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto) and the Prospectus, and each amendment or supplement to either of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the General Disclosure Package, and the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the costs and expenses incurred by the Company arising out of the marketing of the sale of the Securities to investors, including but not limited to the transportation, lodging, graphics and other expenses of the Company and its officers related to the preparation for and participation by the Company and its officers in any road show; (iv) the preparation, printing, authentication, issuance and delivery of the Securities and any certificates for the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any Blue Sky memorandum and all closing documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters (in an amount not to exceed $7,500) in connection with, the review by FINRA of the terms of the sale of the Securities; (viii) the fees and expenses of the Monroe Entities’ accountants, counsel and other advisors; (ix) the fees and expenses of any transfer agent or registrar for the Securities and of the Trustee; and (x) all other reasonable costs and expenses incurred by the Company, the Adviser or the Administrator incident to the performance by the Company of its obligations hereunder.

(b)           If this Agreement is terminated by the Representative in accordance with the provisions of Section 6 or Section 9(a)(i) and 9(a)(v) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses incurred, including the reasonable fees and disbursements of counsel for the Underwriters.

5.            Agreements of the Company. The Company agrees with the Underwriters that:

(a)           During any period that a prospectus relating to the Securities is required to be delivered under the 1933 Act (but in any event through the Closing Date), the Company, subject to Section 5(b) of this Agreement, will comply with the requirements of Rule 415, Rule 430B and Rule 424(b) under the 1933 Act and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of any proceeding under Section 8A of the 1933 Act, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) within the time period required by Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. During any period that a prospectus relating to the Securities is required to be delivered under the 1933 Act (but in any event through the Closing Date), the Company will use its reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           During any period that a prospectus relating to the Securities is required to be delivered under the 1933 Act (but in any event through the Closing Date), the Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to any preliminary prospectus (including any prospectus included in the Registration Statement at the time it became effective) or to the Prospectus, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object. The Company has given the Underwriters notice of any filings made pursuant to the Exchange Act within 48 hours prior to the Applicable Time; the Company will give the Underwriters notice of its intention to make any such filing from the Applicable Time to the Closing Date and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing.

(c)           Upon the Representative’s written request, the Company will deliver to the Representative, without charge, conformed copies of the Registration Statement as originally filed, and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts, and, upon the Representative’s request, will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T, or as filed with the Commission in paper form as permitted by Regulation S-T.

(d)           The Company has delivered to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           The Company will use its commercially reasonable efforts to comply with the 1933 Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the Company will promptly prepare and file with the Commission, subject to Section 5(b) of this Agreement, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)            If there occurs an event or development as a result of which the General Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will promptly notify the Representative so that any use of the General Disclosure Package may cease until it is amended or supplemented (at the sole cost and expense of the Company) to eliminate or correct such untrue statement or omission.

(g)           If at any time following the distribution of any Written Testing-the-Waters Communication there has occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances the prevailing, not misleading, the Company will promptly notify the Representative so that any use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented (at the sole cost and expense of the Company) to eliminate or correct such untrue statement or omission.

(h)           The Company will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the foregoing shall not apply to the extent that the Securities are “covered securities” that are exempt from state regulation of securities offerings pursuant to Section 18 of the 1933 Act; and provided, further, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(i)            The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable, but in any event not later than 16 months after the date hereof, an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(j)            During the period beginning from the date hereof and continuing to and including the date that is 90 days after the date of the Prospectus, the Company will not sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any debt securities issued or guaranteed by the Company that are substantially similar to the Securities or any securities convertible into or exchangeable or exercisable for debt securities issued or guaranteed by the Company that are substantially similar to the Securities, or file or cause to be declared effective a registration statement under the 1933 Act with respect to any of the foregoing, without the prior written consent of the Representative, which may not be unreasonably withheld. The foregoing sentence shall not apply to (i) the registration of the Securities and the sales to the Underwriters pursuant to this Agreement, (ii) borrowings under the Credit Facility, (iii) the issuance of SBA-guaranteed debentures by the SBIC Fund or (iv) the filing by the Company of a universal shelf registration statement covering various securities, including debt and equity securities and certain purchase rights relating thereto.

(k)           The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and in the Prospectus under “Use of Proceeds.”

(l)            The Company will cooperate with the Representative and use its commercially reasonable efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC.

(m)          The Company will maintain a trustee, paying agent and registrar for the Securities.

(n)           The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities, except as may be allowed by law.

(o)           Each of the Company and the SBIC Fund, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1933 Act, the Exchange Act and the 1940 Act within the time periods required by such act, rule or regulation. To the extent the distribution of Securities has been completed, neither the Company nor the SBIC Fund will be required to provide the Underwriters with reports it is required to file with the Commission under the Exchange Act.

(p)           The Company, during a period of at least 12 months from the Closing Date, will use its commercially reasonable efforts to maintain its status as a business development company.

(q)           The Company will use its commercially reasonable efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code for each full fiscal year during which it is a business development company under the 1940 Act.

(r)            The Company shall use its best efforts to cause the SBIC Fund to continue to comply with the requirements for qualification as an SBIC and to meet its obligations as an SBIC licensed by the SBA.

(s)            The Company and its Subsidiaries shall comply in all material respects with all effective applicable provisions of the Sarbanes-Oxley Act and the Commission’s published rules promulgated thereunder that are applicable to the Company and its Subsidiaries, as applicable.

(t)             The Monroe Entities shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Registration Statement, the Prospectus and General Disclosure Package, and each of the Monroe Entities shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Company Material Adverse Effect.

(u)            The Company will use its commercially reasonable efforts to maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) material information relating to the Company and the assets managed by the Adviser is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and (B) any significant deficiencies or weaknesses in the design or operation of internal accounting controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed to the Company’s independent auditors and the audit committee of the Company’s board of directors.

6.            Conditions to the Underwriters’ Obligations. The obligations of the Underwriters to purchase the Securities on the Closing Date are subject to the accuracy, as of the Applicable Time or the Closing Date, as the case may be, of the representations and warranties of the Company, the Adviser and the Administrator contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)           The Registration Statement and all post-effective amendments thereto, including any filing under Rule 462(b), shall have become effective, the final prospectus containing the information that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement pursuant to Rule 430B shall have been filed with the Commission in accordance with Rule 424(b), and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the 1933 Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Securities.

(b)           The Representative shall have received from Nelson Mullins Riley & Scarborough LLP, counsel for the Company, the Adviser and/or the Administrator (“Company Counsel”), opinions and a negative assurance letter, each dated the Closing Date, addressed to the Representative in form and substance reasonably satisfactory to the Representative.

(c)           The Representative shall have received from Dechert LLP, counsel to Underwriters (“Underwriters’ Counsel”), an opinion and negative assurance letter dated the Closing Date, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(d)           The Representative shall have received, on each of the date hereof and the Closing Date, the letter from RSM US LLP dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, delivered in accordance with Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(e)           The Representative shall have received, on each of the date hereof and the Closing Date, a certificate of the Chief Financial Officer of the Company, in form and substance reasonably satisfactory to the Representative and as agreed upon prior to the date hereof, covering certain financial matters of the Company.

(f)            Each of the Company, the Adviser and the Administrator shall have furnished to the Representative, on the Closing Date, a certificate substantially in the form of Exhibit 6(f).

(g)           The Company and the Trustee shall have executed and delivered each of the Base Indenture, the Second Supplemental Indenture and the Securities and, at or prior to the Closing Date, the Indenture shall be in full force and effect.

(h)           Each of the Company, the Adviser and the Administrator shall have furnished to the Representative such further certificates and documents as the Representative may reasonably require for the purpose of enabling the Underwriters to pass upon the issuance and sale of the Securities as herein contemplated.

(i)            At the Closing Date, the Company shall have caused the Securities to be rated at least BBB+ by Egan-Jones Ratings Company and since the execution of this Agreement, there shall not have been any decrease in the rating of any debt or preferred stock of the Company or any Subsidiary by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, and no such organization shall have publicly announced it has under surveillance or review any such rating.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative and to Underwriters’ Counsel.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing at or prior to the Closing Date. In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 4, 7 and 10 hereof).

7.            Indemnification and Contribution.

(a)            The Company, the Adviser and the Administrator, jointly and severally, agree to indemnify and hold harmless the Underwriters, the partners, directors, officers, employees and agents of the Underwriters and each person or entity that controls the Underwriters within the meaning of either Section 15 of the 1933 Act or Section 20 of the Exchange Act:

(i)             against any and all loss, liability, claim, damage and expense whatsoever, arising out of any untrue or alleged untrue statement of a material fact contained in the Registration Statement for the Securities as originally filed or in any amendment thereof (and including any post-effective amendment), the General Disclosure Package or the Prospectus or in any Written Testing-the-Waters Communication or Sales Material (or any amendment or supplement to any of the foregoing), or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; and

(iii)           against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under Section 7(a)(i) or (a)(ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), or the General Disclosure Package, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter for inclusion in the Prospectus consists of the following information in the Prospectus: (i) the concession and reallowance figures appearing under the caption “Underwriting—Commissions and Discounts” in the Prospectus, (ii) the statement set forth in the first sentence of the first paragraph under the caption “Underwriting—Stabilization” in the Prospectus, and (iii) the list of Underwriters and their respective participation in the sale of the Securities, which is set forth in the table under the caption “Underwriting” in the Prospectus.

(b)            Each Underwriter severally agrees to indemnify and hold harmless the Company, the Adviser and the Administrator, each of their respective directors, each of their respective officers who sign the Registration Statement, and each person who controls the Company, the Adviser and the Administrator within the meaning of either Section 15 of the 1933 Act or Section 20 of the Exchange Act, to the same extent as the indemnity from the Company, the Adviser and the Administrator to the Underwriters set forth in Section 7(a)(i) and the proviso thereto, but only with reference to written information relating to the Underwriters furnished to the Company by or on behalf of the Underwriters specifically for inclusion in the documents referred to in the foregoing indemnity. The Underwriters agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action to which they are entitled to indemnification pursuant to this Section 7(b). This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.

(c)            In case any proceeding (including any governmental investigation) shall be instituted involving any person or entity in respect of which indemnity may be sought pursuant to Section 7, such person or entity (the “indemnified party”) shall promptly notify the person or entity against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 7 shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to Section 7(a) and by the Company in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           To the extent the indemnification provided for in Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, liabilities, claims, damages or expenses (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Administrator, on the one hand, and the Underwriters, on the other, from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Adviser or the Administrator, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, the Adviser and the Administrator, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Adviser, the Administrator and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)            For purposes of this Section 7, each person or entity, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act and each Underwriter’s affiliates, partners, directors, officers, and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company, and each person or entity, if any, who controls the Company, the Adviser or the Administrator within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, the Adviser or the Administrator, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Securities set forth opposite their respective names in Exhibit A hereto and not joint.

(f)            Notwithstanding any other provision of this Section 7, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the 1940 Act.

8.            Default by One or More Underwriters. If one or more of the Underwriters shall fail on the Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall use reasonable efforts, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 36-hour period, then:

(a)            if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(b)            if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 8 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, the Representative shall have the right to postpone the Closing Date for a period not exceeding five days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

9.            Termination.

(a)            This Agreement may be terminated by the Representative by notice to the Company (a) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, the Adviser or the Administrator, whether or not arising in the ordinary course of business, which the Representative deems to materially impair the investment quality of the Securities, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions, if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the judgment of the Representative, materially impair the investment quality of the Securities, (iii) suspension of trading in securities generally on the New York Stock Exchange or Nasdaq or limitation on prices (other than limitations on hours or numbers of days of trading), (iv) the declaration of a banking moratorium by United States or New York State authorities, (v) the suspension of trading of any security of the Company by Nasdaq, the Commission or any other governmental authority or (vi) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the opinion of the Representative has a material adverse effect on the securities markets in the United States; or (b) as provided in Section 6 of this Agreement.

(b)           If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7 and 10 shall survive such termination and remain in full force and effect.

10.           Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Adviser and the Administrator, or their respective officers, and of the Underwriters set forth in or made pursuant to this Agreement (including as may be made in certificates of officers of the Company, the Adviser and the Administrator submitted pursuant hereto) will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Section 4, Section 7, Section 10, Section 13, Section 15 and Section 16 shall survive the termination or cancellation of this Agreement.

11.           Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed (postage prepaid, certified or registered mail, return receipt requested), delivered or transmitted by any standard form of telecommunication:

(a)            if to the Underwriters:

Raymond James & Associates, Inc.
880 Carillon Parkway

St. Petersburg, Florida 33716

Attention: Larry M. Herman, Managing Director / Financial Services Investment Banking

E-mail: Larry.Herman@RaymondJames.com
Telephone: (901) 531-3237
Facsimile: (901) 579-4891

Attention: Thomas Donegan, General Counsel / Global Equities & Investment Banking
E-mail: Tom.Donegan@RaymondJames.com
Telephone: (727) 567-1009
Facsimile: (727) 567-8750

with an additional copy to:

Dechert LLP
1900 K Street, N.W.
Washington, D.C. 20006
Facsimile: (202) 261-3333
E-mail: harry.pangas@dechert.com

Attention: Harry S. Pangas, Esq. (which copy shall not constitute notice)

(b)           if to the Company, the Adviser or the Administrator:

Monroe Capital Corporation
311 South Wacker Drive, Suite 6400
Chicago, Illinois 60606
Attention: Legal Department

with an additional copy to:

Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue NW, Suite 900
Washington, D.C. 20001
Facsimile: (202) 712-2862

E-mail: jon.talcott@nelsonmullins.com
Attention: Jonathan Talcott (which copy shall not constitute notice)

12.           Successors. This Agreement has been and is made solely for the benefit of the Underwriters, the Company, the Adviser, the Administrator and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.           No Fiduciary Duty. The Company, the Adviser and the Administrator hereby acknowledge and agree that (a) the purchase and sale of any Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters of such Securities, and any affiliate through which an Underwriter may be acting, on the other hand, (b) in connection with the public offering of the Securities and the process leading to such transaction the Underwriters will act solely as principals and independent contractors, and not as agents or fiduciaries of the Company or its stockholders, creditors, employees or any other party or in any other capacity, (c) the Underwriters will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of Securities contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters) and the Underwriters will not have any obligation to the Company with respect to the offering except the obligations expressly set forth herein, (d) the Underwriters and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted and will consult its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

14.           Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters with respect to the subject matter hereof.

15.           Applicable Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

16.           Waiver of Jury Trial. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.           Counterparts. This Agreement may be signed in two or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18.           Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

19.           Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[Remainder of Page Intentionally Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Adviser, the Administrator and the Underwriters.

Very truly yours,

Monroe Capital Corporation

By:	/s/ Theodore L. Koenig
Name:	Theodore L. Koenig
Title:	President and Chief Executive Officer

Monroe Capital BDC Advisors, LLC

By: Monroe Management Holdco, LLC, its sole member

By:	/s/ Theodore L. Koenig
Name:	Theodore L. Koenig
Title:	Chief Executive Officer

Monroe Capital Management Advisors, LLC

By: Monroe Management Holdco, LLC, its managing member

By:	/s/ Theodore L. Koenig
Name:	Theodore L. Koenig
Title:	Chief Executive Officer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first-written above.

Raymond James & Associates, Inc.

By:	/s/ Larry Herman
Name:	Larry Herman
Title:	Managing Director

For itself and as Representative of the Underwriters named in Exhibit A hereto

[Signature Page to Underwriting Agreement]

EXHIBIT A

UNDERWRITERS

Name of Underwriter	Aggregate Principal Amount of Securities
Raymond James & Associates, Inc.	$106,925,000
ING Financial Markets LLC	5,200,000
B. Riley Securities, Inc.	3,575,000
Huntington Securities, Inc.	3,575,000
Janney Montgomery Scott LLC	3,575,000
Ladenburg Thalmann & Co. Inc.	3,575,000
Oppenheimer & Co. Inc.	3,575,000
Total	$130,000,000

Exhibit A

EXHIBIT B

PRICE-RELATED INFORMATION

[See attached]

Exhibit B

Filed Pursuant to Rule 433

Issuer Free Writing Prospectus dated January 15, 2021

Relating to Preliminary Prospectus Supplement dated January 15, 2021 and

Prospectus dated June 24, 2020

Registration No. 333-237740

Monroe Capital Corporation

$130,000,000
4.75% Notes due 2026

PRICING TERM SHEET
January 15, 2021

The following sets forth the final terms of the 4.75% Notes due 2026 (the “Notes”) and should only be read together with the preliminary prospectus supplement dated January 15, 2021, together with the accompanying prospectus dated June 24, 2020, relating to these securities (the “Preliminary Prospectus”), and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus. All references to dollar amounts are references to U.S. dollars.

Issuer	Monroe Capital Corporation (the “Company”)

Security	4.75% Notes due 2026
Expected Rating*	BBB+ (Egan-Jones)

Aggregate Principal Amount Offered	$130,000,000
Maturity	February 15, 2026

Trade Date	January 15, 2021

Settlement Date**	January 25, 2021 (T+5)

Use of Proceeds	To redeem all of the Company’s outstanding 5.75% Notes due 2023 and repay a portion of the amount outstanding under the Company’s credit facility

Price to Public (Issue Price)	99.442% of the aggregate principal amount
Coupon (Interest Rate)	4.75%
Yield to Maturity	4.875%
Spread to Benchmark Treasury	+442 basis points
Benchmark Treasury	0.375% due December 31, 2025
Benchmark Treasury Price and Yield	99-19¾ / 0.453%
Interest Payment Dates	February 15 and August 15, beginning August 15, 2021
Offer to Purchase upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs prior to maturity, holders will have the right, at their option, to require the Company to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

Optional Redemption

The Company may redeem some or all of the Notes at any time, or from time to time at its option, at a redemption price (as determined by the Company) equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest to, but excluding, the redemption date:

· 100% of the principal amount of the Notes to be redeemed, or

·  the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the date of redemption) on the Notes to be redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus 50 basis points; provided, however, that if the Company redeems any Notes on or after November 15, 2025 (the date falling three months prior to the maturity date of the Notes), the redemption price for the Notes will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption; provided, further, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $2,000.

Denomination	$2,000 and integral multiples of $1,000 in excess thereof
CUSIP	610335 AB7
ISIN	US610335AB74
Underwriting Discount	2.000%
Book-Running Manager	Raymond James & Associates, Inc.
Co-Managers	ING Financial Markets LLC B. Riley Securities, Inc. Huntington Securities, Inc. Janney Montgomery Scott LLC Ladenburg Thalmann & Co. Inc. Oppenheimer & Co. Inc.

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

** Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to the second business day before delivery thereof will be required, by virtue of the fact that the Notes initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their own advisors.

Investors are advised to carefully consider the investment objectives, risks, charges and expenses of the Company before investing. The Preliminary Prospectus, which has been filed with the U.S. Securities and Exchange Commission (“SEC”), contains this and other information about the Company and should be read carefully before investing.

The information in the Preliminary Prospectus and in this pricing term sheet is not complete and may be changed. The Preliminary Prospectus and this pricing term sheet are not offers to sell any securities of the Company and are not soliciting an offer to buy such securities in any jurisdiction where such offer and sale is not permitted.

A shelf registration statement relating to these securities is on file with, and has been declared effective by, the SEC. Before you invest, you should read the Preliminary Prospectus, the accompanying prospectus, and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the Preliminary Prospectus and the accompanying prospectus if you request it from Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, email: prospectus@raymondjames.com, tel: 800-248-8863.

SCHEDULE A

1.	Monroe Capital Corporation Investor Presentation, for the quarter ended September 30, 2020

2.	Pricing Press Release filed with the Commission on January 15, 2021 pursuant to Rule 497(a) (as a Rule 482ad)

3.	Bloomberg Notice “Monroe Capital Corporation New Issue Announcement,” filed with the Commission on January 15, 2021 pursuant to Rule 497(a) (as a Rule 482ad)

4.	Bloomberg Notice “Launched: Monroe Capital Corporation,” filed with the Commission on January 15, 2021 pursuant to Rule 497(a) (as a Rule 482ad)

5.	Final Term Sheet dated January 15, 2021, substantially in the form attached hereto as Exhibit B, containing the terms of the Securities, filed with the Commission on January 15, 2021 pursuant to Rule 433 under the 1933 Act

SCHEDULE B

Name	Jurisdiction
Monroe Capital Corporation SBIC, LP	Delaware
MCC SBIC GP, LLC	Delaware